EXHIBIT 10.6

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made and entered into this day of November 17, 2008 by and between Capital Gold Corporation, a Delaware corporation (the "Corporation"), and John Brownlie ("Management Consultant").

RECITALS

A.    Corporation has engaged the consulting services of Management Consultant in connection with the business of the Corporation; and

B.    Corporation has agreed to provide certain indemnity to Management Consultant in connection with services requested from and provided by Management Consultant to Corporation; and

C.    The parties desire, by this writing, to memorialize said indemnity agreement.

AGREEMENT

NOW, THEREFORE, in consideration of professional services rendered to Corporation by Management Consultant and for other good and valuable consideration, it is agreed as follows:

1.    INDEMNITY.  Subject only to the exclusions set forth in Section 2 below, the Corporation hereby undertakes and agrees to indemnify and hold Management Consultant, including its principals, employees and agents, harmless from and against any and all claims, suits, damages, losses, costs, liabilities, fees and expenses suffered or incurred from or as a result of services by Management Consultant to Corporation.  Without limiting the foregoing, the rights of indemnity hereunder extend to an include protection against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Management Consultant becomes legally obligated to pay because of any third party’s claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative to which Management Consultant is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Management Consultant is, was or at any time becomes a director, officer, employee, Management Consultant or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, Management Consultant or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  However, Management Consultant understands and acknowledges that this indemnity agreement shall neither relieve Management Consultant of any of its duties and obligations under applicable standards.

2.    EXCLUSIONS.  This indemnity agreement shall be interpreted and enforced to the fullest extent allowed by law and the Bylaws of the Corporation (as the same may from time to time be amended, provided that no amendment shall provide narrower rights than those permitted by the Bylaws as of the date hereof), but shall not extend to any loss, cost, expense or liability of Management Consultant arising from or relating to:

(A)    fraudulent, illegal or intentional and deliberately dishonest actions or conduct of Management Consultant;

(B)    conduct that resulted in personal profit or advantage to which Management Consultant was not legally entitled; or

(C)    sole negligence of Management Consultant;

3.    CONTINUATION OF INDEMNITY. All obligations of indemnity of the Corporation herein in favor or Management Consultant shall continue during the period Management Consultant is engaged by the Corporation and shall continue thereafter so long as Management Consultant shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Management Consultant was serving in the capacity referred to herein.

4.    GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

5.    AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

Capital Gold Corporation

By:  /s/ Gifford A. Dieterle

Name:  Gifford A. Dieterle
Title:     President and CEO

/s/ John Brownlie

John Brownlie, Management Consultant

Address:

6040 Puma Ridge
Littleton, CO 80124